                             ADOBE SYSTEMS INCORPORATED

                                     EXHIBIT 11

                      COMPUTATION OF EARNINGS PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             Quarters Ended                   Six Months Ended
                                                            -------------------------------         --------------------------
                                                                 June 2              May 27              June 2         May 27
                                                                   1995                1994                1995           1994
                                                            -----------         -----------         -----------    -----------
Net income                                                  $    33,902         $    17,306         $    68,252    $    36,399
                                                            -----------         -----------         -----------    -----------
                                                            -----------         -----------         -----------    -----------


Primary shares outstanding:
  Weighted average shares
    outstanding during the
    period                                                       62,981              59,411               62,246        59,128
  Common stock equivalent
    shares                                                        3,343               2,357                3,097         2,401
                                                            -----------         -----------         ------------   -----------
                                                                 66,324              61,768               65,343        61,529
                                                            -----------         -----------         ------------   -----------
                                                            -----------         -----------         ------------   -----------


Fully diluted shares outstanding:
  Weighted average shares
    outstanding during the
    period                                                       62,981              59,411               62,246        59,128
  Common stock equivalent
    shares                                                        3,464               2,432                3,756         2,640
                                                            -----------         -----------         ------------   -----------
                                                                 66,445              61,843               66,002        61,768
                                                            -----------         -----------         ------------   -----------
                                                            -----------         -----------         ------------   -----------


Primary net income per
  common stock and
  common stock equivalent
  share                                                     $       .51         $       .28         $       1.04   $       .59
                                                            -----------         -----------         ------------   -----------
                                                            -----------         -----------         ------------   -----------


Fully diluted net income per
  common stock and common
  stock equivalent share                                    $       .51         $       .28         $       1.03   $       .59
                                                            -----------         -----------         ------------   -----------
                                                            -----------         -----------         ------------   -----------
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